SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

DrugMax, Inc.

Formerly known as DrugMax.com, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25400 U.S. Highway 19 North, Suite 137

Clearwater, Florida 33763

(Address of principal executive offices)

Registrant’s telephone number, including area code: (727) 533-0431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2004, Mark T. Majeske joined the Board of Directors of DrugMax, Inc. Mr. Majeske is the former Group President of McKesson HBOC/Pharmaceutical Group. Prior to becoming Group President, Majeske served as Executive Vice President Customer Operations and Regional Executive Vice President for McKesson. Since leaving McKesson in 2000, he has been a private investor and advisor to startup companies and most recently served as Chief Executive Officer of Day Runner, Inc., which was sold to MeadWestvaco Corporation in late 2003.

Item 8.01 Other Events.

On November 15, 2004, DrugMax, Inc. issued a press release to announce that the Company was informed by Nasdaq that the listing for the merged company would be “DMAXD” for approximately 20 days. The symbol will return to “DMAX” thereafter. The symbol was modified to alert the public that a new listing was filed since, for accounting purposes, the merger with Familymeds Group, Inc. was treated as a reverse merger. A copy of the press release, which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 99.1.

On November 15, 2004, DrugMax Inc. issued a press release to announce that the Company appointed Mark T. Majeske to the Board of Directors of the Company. A copy of the press release, which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated November 15, 2004.

99.2	Press Release dated November 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ William L. LaGamba
William L. LaGamba, President and Chief Operations Officer

Dated: November 15, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated November 15, 2004

99.2	Press Release dated November 15, 2004.